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                                                                    EXHIBIT 16

                      [KPMG PEAT MARWICK LLP LETTERHEAD]



                                        April 17, 1997



Security and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for KinderCare Learning Centers, Inc. and, under the date of August 9, 1996, we reported on the consolidated financial statements of KinderCare Learning Centers, Inc. and subsidiaries as of and for the years ended May 31, 1996 and June 2, 1995. On April 14, 1997, our appointment as principal accountants was terminated. We have read KinderCare Learning Centers, Inc.'s statements included under Item 4 of its Form 8-K dated April 17, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with KinderCare Learning Centers, Inc.'s statement that Deloitte & Touche LLP was not consulted on items which (1) were or should have been subject to the SAS 50 or (2) concern the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K, Item 304(a)(2)).


                                        /s/ KPMG Peat Marwick LLP